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                                                                     EXHIBIT 3.8

                            ARTICLES OF INCORPORATION

                                       OF

                                  KWIKRIG, INC.

         1. The name of this corporation is:

                                  KWIKRIG, INC.

         2. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         3. The name and address in the State of California of the corporation's initial agent for service of process is Sidney Tinberg, 8271 Melrose Avenue, Suite 203, Los Angeles, CA 90046.

         4. The total number of shares which this corporation is authorized to issue is 1,000,000 (one million), all of the same class.

                                                     /s/ Sidney Tinberg
                                                     ---------------------
                                                     Sidney Tinberg

         5. The undersigned declares that the undersigned has executed these Articles of Incorporation and that this instrument is the act and deed of the undersigned.

                                                     /s/ Sidney Tinberg
                                                     ---------------------
                                                     Sidney Tinberg